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                                EXHIBIT 10(b2)

                               INTERLEAF, INC.

                     1987 EMPLOYEE STOCK PURCHASE PLAN

AMENDED EFFECTIVE AS OF MAY 1, 1989, APRIL 11, 1991, MAY 2, 1993
AND MAY 3, 1996.

1. PURPOSES.

    The 1987 Employee Stock Purchase Plan of Interleaf, Inc. (the "Plan") is intended to provide a method whereby employees of Interleaf, Inc. and its subsidiary corporations (hereinafter collectively referred to, unless the context otherwise requires, as "the Company") will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the common stock of the Company ("Common Stock"). It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

2. DEFINITIONS.

    (a) "base pay" means regular straight-time earnings (as the same may be adjusted from time to time) but excluding payments for overtime, shift differentials, incentive compensation, bonuses and other special payments.

    (b) "employee" means any person who is customarily employed for 20 or more hours per week and more than five months in a calendar year by the Company or by a subsidiary corporation.

    (c) "Offering Commencement Date" means the applicable date on which an Offering under the Plan commences pursuant to Paragraph 4.

    (d) "Offering Termination Date" means the applicable date on which an Offering under the Plan terminates pursuant to Paragraph 4.

    (e) "subsidiary corporation" means any present or future corporation which (i) is a "subsidiary corporation" as that term is defined in Section 425 of the Internal Revenue Code of 1954 and (ii) is designated as a participant in the Plan by the Board of Directors or Committee described in Paragraph 14.

    (f) "total compensation" means base pay plus payments for overtime, shift differentials, incentive compensation, bonuses and other special payments.

3. ELIGIBILITY.

    (a) Any employee who shall have completed three months employment and shall be employed by the Company on the applicable Offering Commencement Date shall be eligible to participate in the Plan.

    (b) Any provision of the Plan to the contrary notwithstanding, no employee shall be granted an option to participate in the Plan:

         (i) if, immediately after the grant, such employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company



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     or of any subsidiary of the Company (for purposes of this
     Paragraph the rules of Section 425(d) of the Code shall apply in determining stock ownership of any employee); or

         (ii) which permits his or her rights to purchase stock under all employee stock purchase plans maintained by the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. OFFERING DATES.

    The Plan will be implemented by sixteen (16) offerings (referred to herein collectively as "Offerings" and individually as an "Offering"), of a maximum of 50,000 shares (subject to adjustment as provided in Paragraphs 13(a) and (18) each of Common Stock for the first four Offerings and a maximum of the total shares then remaining available to be issued and sold under the Plan for the final thirteen Offerings, as follows:

    (a) Offering I shall commence on May 1, 1987, and terminate on October 31, 1987.

    (b) Offering II shall commence on November 1, 1987, and terminate on April 30, 1988.

    (c) Offering III shall commence on May 1, 1988, and terminate on October 31, 1988.

    (d) Offering IV shall commence on November 1, 1988, and terminate on April 30, 1989.

    (e) Offering V shall commence on or about May 1, 1989, and terminate on or about October 31, 1989.

    (f) Offering VI shall commence on or about November 1, 1989, and terminate on or about April 30, 1990.

    (g) Offering VII shall commence on or about May 1, 1990, and terminate on or about October 31, 1990.

    (h) Offering VIII shall commence on or about November 1, 1990, and terminate on or about April 30, 1991.

    (i) Offering IX shall commence on or about May 1, 1991, and terminate on or about April 30, 1992.

    (j) Offering X shall commence on or about May 1, 1992, and terminate on or about April 30, 1993.

    (k) Offering XI shall commence on or about May 1, 1993, and terminate on or about April 30, 1994.

    (l) Offering XII shall commence on or about May 1, 1994, and terminate on or about April 30, 1995.

    (m) Offering XIII shall commence on or about May 1, 1995, and terminate on or about April 30, 1996.



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    (n)  Offering XIV shall commence on or about May 1, 1996, and terminate on or about April 30, 1997.

    (o) Offering XV shall commence on or about May 1, 1997, and terminate on or about April 30, 1998.

    (p) Offering XVI shall commence on or about May 1, 1998, and terminate on or about April 30, 1999.

Participation in any one or more of the sixteen (16) Offerings under the Plan shall neither limit, nor require, participation in any other Offering.

5. PARTICIPATION.

    All eligible employees will become participants in an Offering on the applicable Offering Commencement Date. Payroll deductions for a participant shall commence on the applicable Offering Commencement Date of the Offering and shall end on the Offering Termination Date of such Offering, unless sooner terminated pursuant to Paragraph 11.

6. PAYROLL DEDUCTIONS.

    (a) Participants may elect to have amounts withheld from their total compensation by completing an authorization for a payroll deduction ("Authorization") on the form provided by the Company and filing it with the Human Resources Department. At the time a participant files his Authorization for a payroll deduction, the participant shall elect to have deductions made from his or her pay on each payday during the time he or she is a participant in an Offering at the rate of 0, 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10% of his or her total compensation. If a participant has not filed an Authorization for the applicable Offering at least seven (7) days prior to the applicable Offering Commencement Date, he or she shall be deemed to file an Authorization electing to withhold 0% of total compensation.

    (b) All payroll deductions made for a participant shall be credited to his or her account maintained by the Company under the Plan. A participant may not make any separate cash payment into such account.

    (c) Except as provided in Paragraphs 8(b) or 10, a participant may only make changes to the rate of deductions from his or her total compensation during an Offering by completing a new Authorization on the form provided by the Company and filing it with the Human Resources Department as provided herein. Such new Authorization shall be effective upon the commencement of the first pay period subsequent to its filing. A participant may change his or her Authorization at any time (subject to limitations on the frequency of such changes as may be imposed by rules adopted by the "Committee" (as defined in Paragraph 13)).

7. GRANTING OF OPTION.

    (a) For each of the Offerings, a participating employee shall be deemed to have been granted an option (the "Option") on the applicable Offering Commencement Date, to purchase a maximum number of shares of the Common Stock equal to an amount determined as follows: 85% of the market value of a share of the Company's Common Stock on the applicable Offering Commencement Date shall be divided into an amount equal to 12% of the employee's estimated annualized total compensation as



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of such Offering Commencement Date. For all purposes of the Plan, the market value of the Company's Common Stock shall be determined as provided in clause
(i) of subparagraph (b) below.

       Estimated annualized total compensation of participating employees shall be determined as follows: (i) in the case of full-time employees normally paid on an hourly rate, by multiplying his or her annualized base pay by 105%; (ii) in the case of salaried employees not eligible for bonuses, his or her annualized base pay; (iii) in the case of salespersons, two times annualized base pay; and (iv) in the case of employees eligible for bonuses, annualized base pay plus 80% of the maximum eligible bonuses as determined by management by objective for the current fiscal year.

       The annualized base pay of participating employees shall be determined as follows: (i) in the case of a full-time employee normally paid on an hourly rate, by multiplying his or her normal hourly rate of base pay by 2080, (ii) in the case of a part-time employee normally paid on an hourly rate, by multiplying his or her normal hourly rate of base pay by the product of 52 times the number hours in his or her normal work week, (iii) in the case of an employee normally paid at a bi-weekly rate, by multiplying his or her normal bi-weekly rate of base pay by 26, (iv) in the case of a part-time employee normally paid at a weekly rate, by multiplying his or her normal weekly rate of base pay by 52; and (v) in the case of an employee normally paid at a monthly rate, by multiplying his or her normal monthly rate of base pay by 12.

    (b) The purchase price of a share of Common Stock purchased pursuant to the Plan during each Offering (the "Option Exercise Price") shall be the lower of:

         (i) 85% of the last sale price of the Common Stock on the NASDAQ National Market System, as reported in THE WALL STREET JOURNAL, on the applicable Offering Commencement Date (or on the next regular business date on which shares of Common Stock shall be traded if no shares of Common Stock shall have been traded on such Offering Commencement Date); or

         (ii) 85% of the last sale price of Common Stock on the NASDAQ National Market System, as reported in THE WALL STREET JOURNAL, on the applicable Offering Termination Date (or on the next regular business date on which shares of Common Stock shall be traded if no shares of Common Stock shall have been traded on such Offering Termination Date).

8. EXERCISE OF OPTION.

    With respect to each Offering during the term of the Plan:

    (a) Unless a participant gives written notice of withdrawal to the Company as provided in Paragraphs 8(b) and 10, his or her Option will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions (without interest) in his or her account maintained by the Company under the Plan at that time will purchase at the applicable Option Exercise Price (but not in excess of the number of shares for which options have been granted the employee pursuant to Paragraph 7(a)), and any excess in his or her account at that time will be returned to him or her, with simple interest at the rate of 4% per annum,



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based on the assumption that such excess comprises funds most recently deducted from the participant's pay; provided that any excess returned on account of fractional shares will not be credited with any interest.

    (b) By written notice to the Human Resources Department of the Company at any time prior to the Offering Termination Date applicable to any such Offering, a participant may elect to withdraw all, but not less than all, the accumulated payroll deductions in his or her account at such time, with simple interest computed at the rate of 4% per annum as aforesaid.

    (c) Fractional shares will not be issued under the Plan and any accumulated funds in a participant's account which would have been used to purchase a fractional shares or which are in excess of the limitations of Paragraph 7(a) shall be returned to an employee promptly following the termination of an Offering.

9. DELIVERY.

    As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant, as appropriate, the certificate or certificates representing the shares of Common Stock purchased upon the exercise of such participant's Option.

10. WITHDRAWAL.

    (a) As indicated in Paragraph 8(b), a participant may withdraw payroll deductions credited to his or her account with the Company under any Offering at any time prior to the applicable Offering Termination Date by giving written notice of withdrawal to the Human Resources Department. All of the participant's payroll deductions credited to his or her account will be paid to the participant promptly after receipt of such notice of withdrawal and no further funds will be credited to his or her account during such Offering. The Company may, at its option, treat any attempt by an employee to borrow on the security of accumulated payroll deductions as an election, under Paragraph 8(b) to withdraw such payroll deductions.

    (b) A participant's withdrawal from any Offering will not have any effect upon his or her eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

    (c) Upon termination of the participant's employment for any reason, including retirement but excluding death or disability while in the employ of the Company, the payroll deductions credited to his or her account will be returned to the participant, with simple interest at the rate of 4% per annum, or, in the case of his or her death subsequent to the termination of employment, to the person or persons entitled thereto under Paragraph 14.

    (d) Upon termination of the participant's employment because of disability or death, the participant or his or her beneficiary (as defined in Paragraph 14) shall have the right to elect, by written notice given to the Company's Human Resources Department prior to the expiration of the period of 30 days commencing with the date of the disability or death of the participant, either

         (i) to withdraw all of the funds credited to the participant's account under the Plan with simple interest at the rate of 4% per annum; or




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         (ii) to exercise the participant's Option on the Offering
     Termination Date next following the date of the participant's disability or death for the purchase of the number of full shares of Common Stock which the accumulated funds in the participant's account at the date of the participant's disability or death will purchase at the applicable Option Exercise Price, and any excess in such account will be returned to the participant or said beneficiary.

       If no such written notice of election is received by the Human Resources Department, the participant or beneficiary shall automatically be deemed to have elected to withdraw the funds credited to the participant's account at the date of the participant's disability or death and the same will be paid promptly to the participant or said beneficiary with simple interest at the rate of 4% per annum as aforesaid.

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11. INTEREST.

    No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participant employee except upon withdrawal as provided under Paragraphs 8(b) and 10 or upon the return of funds credited to the account as provided under Paragraph 12(a). In the event of the return of excess funds under Paragraphs 8(a) and 12(a), interest thereon, if any, shall be computed assuming that such excess comprises funds most recently deducted from the participant's pay.

12. STOCK.

    (a) Subject to adjustment as provided in Paragraph 17, the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan is 2,500,000 shares. Such shares may be authorized and unissued shares or may be shares issued and thereafter acquired by the Company. The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 50,000 shares, subject to adjustment as provided in Paragraph 17, for each of the first four Offerings and the total shares then remaining available to be issued and sold under the Plan for each of the remaining Offerings. For Offerings XI, XII, XIII, XIV, XV, and XVI, such limit shall not exceed 250,000 shares of common stock for each of said Offering. If the total number of shares for which Options are exercised on any Offering Termination Date in accordance with Paragraph 8 exceeds the number of shares made available, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of funds credited to the account of each participant under the Plan shall be returned to him or her as promptly as possible, with simple interest on such balance at the rate of 4% per annum, based on the assumption that such excess comprises funds most recently deducted from the participant's pay. If less than the number of shares made available are purchased during an Offering, the amount not purchased may be carried over to and made available during any subsequent Offering.

    (b) The participant will have no interest in Common Stock covered by his or her Option until such Option has been exercised.

    (c) Common Stock to be delivered to a participant under the Plan will be registered in the name of the participant, or, if the participant so directs, by written notice to the Company prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship, to the extent permitted by applicable law.

13. ADMINISTRATION.

    The Plan shall be administered by the Compensation Committee appointed by the Board of Directors of the Company (the "Committee"). The officer of the Company charged with day-to-day administration of the Plan shall, for matters involving the Plan, be an ex-officio member of that Committee. The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Committee, subject, however, at all times to the final approval of the Board of Directors of the Company. Such rules may include, without



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limitation, restrictions on the frequency of changes in withholding rates.
Determinations made by the Committee and approved by the Board of Directors of the Company with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives. Any rule or regulation adopted by the Committee shall remain in full force and effect unless and until altered, amended, or repealed by the Committee or the Board of Directors of the Company.

14. DESIGNATION OF BENEFICIARY.

    A participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash in the event of the death of the participant prior to the delivery of such shares or cash to the participant. Such designation of beneficiary may be changed by the participant at any time by written notice to the Human Resources Department of the Company. Within 30 days after the participant's death, the beneficiary may, as provided in Paragraph 10(d), elect to exercise the participant's Option when it becomes exercisable on the Offering Termination Date of the then current Offering. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the participant's death of a beneficiary validly designated by the participant under the Plan, and notice of election of the beneficiary to exercise the participant's Option, the Company shall deliver such stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company) the Company, in its discretion, may deliver such cash to the spouse or to any one or more dependents of the participant as the Company may determine. No beneficiary shall prior to the death of the participant by whom he has been designated acquire any interest in the stock or cash credited to the participant's account maintained by the Company under the Plan.

15. TRANSFERABILITY.

    Neither funds credited to a participant's account nor any rights with regard to the exercise of an Option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant otherwise than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 8(b).

16. USE OF FUNDS.

    All funds received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such funds.

17. EFFECT OF CHANGES OF COMMON STOCK.

    In the event of any changes of outstanding shares of the Common Stock by reason of stock dividends, subdivisions, combinations and exchanges of shares, recapitalizations, mergers in which the Company is the surviving corporation,



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consolidations, and the like, the aggregate number and class of shares available under the Plan and the Option Exercise Price per share shall be appropriately adjusted by the Board of Directors of the Company, whose determination shall be conclusive. Any such adjustments may provide for the elimination of any fractional shares which would otherwise become subject to any Options.



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18. AMENDMENT OR TERMINATION.

    The Board of Directors of the Company may at any time terminate or amend the Plan. Except as hereinafter provided, no such amendment may make any change in Options previously granted which would adversely affect the rights of any participant. In addition, no amendment may be made to the Plan without prior approval of the shareholders of the Company if such amendment would (a) materially increase the benefits accruing to participants under the Plan, (b) materially increase the number of shares which may be issued under the Plan, or (c) materially modify the requirements as to eligibility for participation under the Plan.

19. NOTICES.

    All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Human Resources Department.

20. MERGER OR CONSOLIDATION.

    If the Company shall at any time merge into or consolidate with another corporation and the Company is the surviving entity, the holder of each option then outstanding will thereafter be entitled to receive at the next Offering Termination Date upon the automatic exercise of such Option under Paragraph 8(a) (unless previously withdrawn pursuant to Paragraph 10) for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such merger or consolidation, and the Board of Directors of the Company shall take such steps in connection with such merger or consolidation as the Board of Directors shall deem necessary to assure that the provisions of Paragraph 17 shall thereafter be applicable, as nearly as reasonably may be, to such securities or property. In the event of a merger or consolidation in which the Company is not the surviving entity, or of a sale of assets in which the Company is not the surviving entity, the Plan shall terminate, and all funds credited to participants' accounts shall be returned to them, with simple interest at the rate of 4% per annum.

21. APPROVAL OF SHAREHOLDERS.

    All grants of options provided under any amendments shall be conditional upon the approval of the Plan by the shareholders of the Company at its next annual meeting. If such shareholder approval is not obtained at the Company's next annual meeting of shareholders, any options previously granted under the amendment to the Plan shall terminate and no further options shall be granted. In such event, the balance of funds credited to the account of each participant under the Plan shall be returned to him or her as promptly as possible, with simple interest computed upon such balance at the rate of 4% per annum.

22. REGISTRATION AND QUALIFICATION OF THE PLAN UNDER APPLICABLE SECURITIES
    LAWS.

    No Option shall be granted under the Plan until such time as the Company has qualified or registered the shares which are subject to the Options under all applicable state and federal securities laws to the extent required by such laws.

    Approved by the Board of Directors on February 27, 1987.



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    Approved by the Shareholders on August 14, 1987.

    Amended by the Board of Directors effective May 1, 1989 and approved by the shareholders at a Special Meeting in Lieu of an Annual Meeting of Shareholders held August 11, 1989.

    Amended by the Board of Directors effective April 11, 1991, and approved by the Shareholders at a Special Meeting in Lieu of an Annual Meeting of Shareholders held on August 9, 1991.

    Amended by the Board of Directors on May 2, 1993, and approved by Shareholders at a Special Meeting in Lieu of an Annual Meeting of Shareholders held on August 5, 1993.

    Amended by the Board of Directors on May 3, 1996, and approved at an Annual Meeting of Shareholders held on August 8, 1996.



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